As filed with the Securities and Exchange Commission on March 9,
                              2004.

                                      Registration No. 333-______
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GRAHAM CORPORATION
     (Exact name of registrant as specified in its charter)

           Delaware                         16-1194720
(State or other jurisdiction of   (I.R.S Employer Identification
incorporation or organization)                 No.)

                       20 Florence Avenue
                     Batavia, New York 14020
   (Address of Principal Executive Offices including Zip Code)

 2000 Graham Corporation Incentive Plan to Increase Shareholder
                              Value
                    (Full title of the plan)

                          Alvaro Cadena
              President and Chief Executive Officer
                       Graham Corporation
                       20 Florence Avenue
                     Batavia, New York 14020
             (Name and address of agent for service)

                         (585) 343-2216
  (Telephone number, including area code, of agent for service)

                         With copies to:
                   William A. Smith, Jr., Esq.
                        Smith Law Office
                    Professional Corporation
                         7 State Street
                    Pittsford, New York 14534
                         (585) 385-1890

                 CALCULATION OF REGISTRATION FEE

Title of securities  Amount to be   Proposed maximum  Proposed    Amount of
to be registered     registered(1)  offering price    maximum     registration
                                    per share(2)      aggregate   fee
                                                      offering
                                                      price(2)
------------------------------------------------------------------------------
Common Stock,        150,000 shares $11.175           $1,676,250  $212.38
$0.10 par value
------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits, stock dividends and similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the American Stock Exchange on March 8, 2004.

                             PART I


      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in 2000 Graham Corporation Incentive Plan to Increase Shareholder Value as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").


     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.





                             PART II


       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
     The following documents previously filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of their respective dates:

     (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2003;

     (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

     (3)  the Registrant's Current Reports on Form 8-K filed on June
          6, 2003, July 28, 2003, October 28, 2003 and February 3, 2004,
          respectively; and

     (4)  the description of the Registrant's Common Stock, par value
          $0.10 per share, contained in the Registrant's Registration Statement on Form 8-A, as amended by Form 8, filed with the Securities and Exchange Commission on March 2, 1990 (SEC File No. 900-70376) and including any other amendments of reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
     Not applicable.

Item 6.  Indemnification of Directors and Officers.
     With respect to indemnification of directors and officers,
Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides for limitation of the liability of directors to the Registrant and its stockholders and for indemnification of directors, officers, employees and agents of the Registrant, respectively, to the maximum extent permitted by the DGCL and provides that such rights of indemnification shall be in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled to under any other statute, the Certificate of Incorporation or by virtue of any agreement or vote of the stockholders or disinterested directors or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     The Certificate of Incorporation further provides that directors are not liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.
     Not applicable

Item 8.  Exhibits.
4.1 Certificate of Incorporation of Graham Corporation, as amended, incorporated by reference to Exhibit
      3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,1989 (SEC File
      No. 900-46589), filed with the Securities and Exchange Commission pursuant to the Securities
      Exchange Act.

4.2 By-Laws of Graham Corporation, incorporated by reference to Exhibit 3.2(ii) to the Registrant's
      Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 (SEC File No. 001-08462), filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

4.3   2000 Graham Corporation Incentive Plan to Increase
      Shareholder Value, incorporated by reference to Appendix A to the Registrant's Proxy Statement dated
      June 29, 2001 for its 2001 Annual Meeting of
      Stockholders held on July 26, 2001, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

*5.1 Opinion of Counsel as to legality of securities being registered

*23.1 Consent of Counsel (contained in Exhibit 5.1)

*23.2 Consent of Deloitte & Touche LLP.

*24 Power of Attorney (included in the signature pages to the Registration Statement).

* Exhibits filed with this Registration Statement.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes (subject to the provision contained in Item 512(a) of Regulation S-K):

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batavia, State of New York, on this 5th day of February, 2004.

     GRAHAM CORPORATION


By:  /s/ Alvaro Cadena
     -----------------
     President and Chief
     Executive Officer

                        Power of Attorney

     Know all men by this presents, that each person whose signature appears below constitutes and appoints Alvaro Cadena and William A. Smith, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, will all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                Title                           Date

/s/Alvaro Cadena         Director, President and         February 5, 2004
----------------         Chief Executive Officer
Alvaro Cadena            (Principal Executive Officer)

/s/J. Ronald Hansen      Vice President - Finance &      February 5, 2004
-------------------      Administration
J. Ronald Hansen         and Chief Financial Officer
                         (Principal Financial Officer)

/s/Jerald D. Bidlack     Director and Chairman of the    February 5, 2004
--------------------     Board
Jerald D. Bidlack

/s/Helen H. Berkeley     Director                        February 5, 2004
--------------------
Helen H. Berkeley


/s/William C. Denninger  Director                        February 5, 2004
-----------------------
William C. Denninger

/s/Philip S. Hill        Director                        February 5, 2004
-----------------
Philip S. Hill

/s/H. Russel Lemcke      Director                        February 5, 2004
-------------------
H. Russel Lemcke

Signature                Title                           Date

/s/James J. Malvaso      Director                        February 4, 2004
-------------------
James J. Malvaso

/s/Cornelius S. Van Rees Director and Secretary          February 5, 2004
Cornelius S. Van Rees

                        INDEX TO EXHIBITS




4.1 Certificate of Incorporation of Graham Corporation, as amended, incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (SEC File No. 900-46589), filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

4.2 By-Laws of Graham Corporation, incorporated by reference to Exhibit 3.2(ii) to the Registrant's
       Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 (SEC File No. 001-08462), filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

4.3    2000 Graham Corporation Incentive Plan to Increase
       Shareholder Value, incorporated by reference to Appendix A to the Registrant's Proxy Statement dated
       June 29, 2001 for its 2001 Annual Meeting of
       Stockholders held on July 26, 2001, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

*5.1   Opinion of Counsel as to legality of securities being registered.

*23.1  Consent of Counsel (contained in Exhibit 5.1).

*23.2  Consent of Deloitte & Touche LLP

*24 Power of Attorney (included in the signature page to the Registration Statement).

* Exhibits filed with this Registration Statement